Exhibit 1

NEXTERA ENERGY PARTNERS, LP
(a Delaware limited partnership)

10,402,000 Common Units

UNDERWRITING AGREEMENT

Dated: September 8, 2016

NEXTERA ENERGY PARTNERS, LP
(a Delaware limited partnership)

10,402,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT
September 8, 2016

To the Representatives named in Schedule A
hereto, on behalf of the Underwriters
named in Schedule A hereto
Ladies and Gentlemen:
NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), confirms its agreement with the entity or several entities named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom the entity or several entities named in Schedule A hereto are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (“Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,560,300 additional Common Units. The aforesaid 10,402,000 Common Units (the “Initial Units”) to be purchased by the Underwriters and all or any part of the 1,560,300 Common Units subject to the overallotment option described in Section 2(b) hereof (the “Option Units”) are herein called, collectively, the “Units.”
The Representatives represent that they have been authorized by each Underwriter to enter into this agreement on behalf of such Underwriter and to act for it in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named as a Representative in Schedule A hereto, any action under or in respect of this agreement may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.
The Partnership and NextEra Energy Partners GP, Inc., a Delaware corporation (the “General Partner”), are hereinafter referred to as the “Partnership Parties.” The Partnership, the General Partner, NextEra Energy Operating Partners, LP, a Delaware limited partnership (“NEE Operating LP”), NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company (“NEE Operating GP”), and the entities listed in Schedule B (collectively, the “Operating Subsidiaries”) are hereinafter referred to as the “Partnership Entities.” The entities listed in Schedule C are collectively referred to as the “Material Operating Subsidiaries.” The Partnership Agreement (as defined below), the NEE Operating GP LLC Agreement (as defined below), the NEE Operating LP Agreement (as defined below) and the Material Operating Subsidiaries Governing Agreements (as defined below) are herein collectively referred to as the “Organizational Agreements.”
This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase by the Underwriters of the Initial Units and of the Option Units, if any, from the Partnership by the Underwriters. The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S‑3 (File No. 333‑206033) covering the public offering and sale of certain securities, including the Units, under the Securities Act of 1933 (the “1933 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement became effective automatically upon the filing thereof under Rule 462(e) under the 1933 Act on August 3, 2015.
As used in this Agreement:
“Applicable Time” means 4:35 P.M., New York City time, on the date hereof or such other time as agreed by the Partnership and the Representatives.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (as defined below) and the information included on Schedule D‑1 hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”)), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D‑2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“preliminary prospectus” means the Base Prospectus (as defined below) as supplemented by any preliminary prospectus supplement specifically relating to the Units filed with the Commission pursuant to Rule 424(b).

“Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement. “Base Prospectus” means the prospectus related to the Units and filed as part of the Registration Statement, together with any amendments or supplements thereto related to the Units as of the Effective Date of the Registration Statement. “Prospectus Supplement” means the final prospectus supplement to the Base Prospectus specifically relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b).
“Registration Statement,” as of any time, means the registration statement on Form S‑3 (File No. 333‑206033), as amended or supplemented to such time, including any preliminary prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B(f)(2) under the 1933 Act to be part of such registration statement as of such time; provided, however, that “Registration Statement,” without reference to a time, means such registration statement, as amended or supplemented, including any preliminary prospectus or the Prospectus, all exhibits to such registration statement and the information deemed by virtue of Rule 430B(f)(2) under the 1933 Act to be part of such registration statement on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such Section applies to the Partnership and the Underwriters for the Units pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”).
Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus supplement filed pursuant to Rule 424(b) under the 1933 Act prior to or on the date hereof.
Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 which were filed under the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations of the Commission promulgated thereunder (the “1934 Act Regulations”) on or before the Effective Date of the Registration Statement or the issue date of any preliminary prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of any preliminary prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.
SECTION 1.    Representations and Warranties.
(a)    Representations and Warranties by the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agree with each Underwriter, as follows:
(i)    Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership Parties’ knowledge, threatened. The Partnership has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The documents incorporated by reference in each preliminary prospectus, the Prospectus and any amendment or supplement thereto, conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects with the requirements of the 1933 Act and the 1934 Act and the respective regulations promulgated thereunder. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(ii)    No Material Misstatements or Omissions. Neither the Registration Statement nor any amendment thereto, at the Effective Date, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information on the cover page of the Prospectus regarding delivery of the Units, the list of Underwriters and their respective participation in the sale of the Units, the information in the second paragraph under the heading “Underwriting-Fees and Expenses,” the information in the first and second paragraphs under the heading “Underwriting-Stabilization, Short Positions and

Penalty Bids” and the information in the first paragraph under the heading “Underwriting-Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties in this subsection shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and conformity with the Underwriter Information.
(iv)    Projections. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) made by the Partnership included or incorporated by reference in the Registration Statement and the General Disclosure Package and are to be made in the Prospectus (and any supplements thereto) was made or reaffirmed without a reasonable basis or other than in good faith.
(v)    Well-Known Seasoned Issuer and Eligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Units and at the date hereof, the Partnership was not and is not an “ineligible issuer” (as defined in Rule 405) in connection with an offering and sale of its securities through a firm commitment underwriting, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer. The Partnership was at the time of filing the Registration Statement, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) in connection with an offering and sale of its securities through a firm commitment underwriting and eligible to use an “automatic shelf registration statement” (as defined in Rule 405) for the registration of the Units.
(vi)    Independent Accountants. Deloitte & Touche LLP, the accountants who audited the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.
(vii)    Financial Statements; Non-GAAP Financial Measures; XBRL. The historical consolidated financial statements of the accounting predecessor to the Partnership or the Partnership, as applicable, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position, results of operations and cash flows of the accounting predecessor to the Partnership or the Partnership, as applicable, at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations; and the Partnership Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in the eXtensive Business Reporting Language (“XBRL”) incorporated by reference as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(viii)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change, or development involving, individually or in the aggregate, a material prospective adverse change, in the condition, financial or otherwise, or in the earnings, business or operations as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities, considered as one entity (a “Material Adverse Effect”) and (B) the Partnership Entities, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.
(ix)    Good Standing of the Partnership. The Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing or equivalent status in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(x)    Good Standing of Subsidiaries. Each Material Operating Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xi)    Authority of the General Partner. The General Partner has, and, at the Closing Time and each Date of Delivery, will have, all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and Prospectus.
(xii)    Authority of NEE Operating GP. NEE Operating GP has, and, at the Closing Time and each Date of Delivery, will have, all requisite power and authority to act as general partner of NEE Operating LP in all material respects as described in the Registration Statement, the General Disclosure Package and Prospectus.
(xiii)    Ownership of the General Partner. NextEra Energy Management Partners, LP (“NEE Management”) owns, and at the Closing Time and each Date of Delivery will own, all of the issued and outstanding common stock of the General Partner; all of such common stock has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of the General Partner (the “GP Governing Documents”), and is fully paid and nonassessable; and NEE Management owns, and at the Closing Time and each Date of Delivery, will own, such common stock free and clear of all liens, encumbrances, security interests, charges and other claims (“Liens”).
(xiv)    Ownership of the GP Interest. The General Partner is, and at the Closing Time and each Date of Delivery will be, the sole general partner of the Partnership with a noneconomic general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (the “Partnership Agreement”), and the General Partner owns, and at the Closing Time and each Date of Delivery will own, such GP Interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus).
(xv)    Ownership of the Special Voting Units. NextEra Energy Equity Partners, LP, a Delaware limited partnership (“NEE Equity”), owns, and at the Closing Time and each Date of Delivery will own, all of the issued and outstanding Special Voting Units of the Partnership; such Special Voting Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17‑303, 17‑607 and 17‑804 of the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”)); and, with the exception of restrictions on transferability as described in the Registration Statement, the General Disclosure Package and the Prospectus, NEE Equity owns, and at the Closing Time and each Date of Delivery will own, all of the Special Voting Units free and clear of all Liens.

(xvi)    Ownership of NEE Operating GP. The Partnership owns, and at the Closing Time and each Date of Delivery will own, all of the issued and outstanding limited liability company interests of NEE Operating GP; all such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NEE Operating GP (as may be amended or restated at or prior to the Closing Time, the “NEE Operating GP LLC Agreement”) and are fully paid (to the extent required by the NEE Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18‑607 and 18‑804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and, with the exception of restrictions on transferability as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership owns, and at the Closing Time and each Date of Delivery will own, all of the limited liability company interests free and clear of all Liens. None of the outstanding limited liability company interests of NEE Operating GP were issued in violation of any preemptive or similar rights of any member of NEE Operating GP.
(xvii)    Ownership of NEE Operating LP Limited Partner Interest. The Partnership owns, and at the Closing Time and each Date of Delivery, after giving effect to the offering of the Initial Units as contemplated by this Agreement, assuming no purchase by the Underwriters of the Option Units, will own, approximately 34.2% of the limited partner interests of NEE Operating LP and NEE Equity owns, and at the Closing Time and each Date of Delivery, after giving effect to the offering of the Initial Units as contemplated by this Agreement, assuming no purchase by the Underwriters of the Option Units, will own, approximately 65.8% of the limited partner interests of NEE Operating LP, 1,000,000 Class B, Series 1 Limited Partner Interests (“Series B‑1 Units”) of NEE Operating LP and 1,000,000 Class B, Series 2 Limited Partner Interests (“Series B‑2 Units”) of NEE Operating LP; such limited partner interests have been duly authorized and validly issued in accordance with the limited partnership agreement of NEE Operating LP (as may be amended or restated at or prior to the Closing Time, the “NEE Operating LP Agreement”) and are fully paid (to the extent required by the NEE Operating LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17‑303, 17‑607 and 17‑804 of the Delaware LP Act); and the Partnership and NEE Equity, as applicable, own, and at the Closing Time and each Date of Delivery, will own, their respective limited partner interests free and clear of all Liens (except restrictions on transferability contained in the NEE Operating LP Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus). None of the outstanding limited partner interests of NEE Operating LP were issued in violation of any preemptive or similar rights of any partner of NEE Operating LP.
(xviii)    Ownership of NEE Operating LP General Partner Interest. NEE Operating GP is, and at the Closing Time and each Date of Delivery will be, the sole general partner of NEE Operating LP with a noneconomic general partner interest in NEE Operating LP (the “NEE Operating LP GP Interest”); such NEE Operating LP GP Interest has been duly authorized and validly issued in accordance with the NEE Operating LP Agreement, and NEE Operating GP owns, and at the Closing Time and each Date of Delivery will own, such NEE Operating LP GP Interest free and clear of all

Liens (except restrictions on transferability contained in the Partnership Agreement, the NEE Operating LP Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus).
(xix)    Ownership of the Material Operating Subsidiaries and Operating Subsidiaries by NEE Operating LP. NEE Operating LP owns, and at the Closing Time and each Date of Delivery will own, directly or through one or more of the other subsidiaries all of the issued and outstanding equity interests of each Material Operating Subsidiary; all such equity interests have been duly authorized and validly issued, and are fully paid and non-assessable (in accordance with the applicable organizational documents of such Material Operating Subsidiary (collectively, the “Material Operating Subsidiaries Governing Agreements”)) and are owned, and at the Closing Time and each Date of Delivery will be owned, by NEE Operating LP, directly or through one or more of the other subsidiaries, free and clear of all Liens (other than those arising in connection with the agreements set forth on Schedule E (the “Financing Agreements”)). NEE Operating LP owns, and at the Closing Time and each Date of Delivery will own, directly or through one or more of the other subsidiaries all of the issued and outstanding equity interests of each Operating Subsidiary, except as set forth on Schedule F.
(xx)    Authorization of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17‑303, 17‑607 and 17‑804 of the Delaware LP Act). Except as required by the Delaware LP Act, no holder of Units will be subject to personal liability by reason of being such a holder.
(xxi)    Capitalization. At the Closing Time, after giving effect to the offering of the Initial Units as contemplated by this Agreement, assuming no purchase by the Underwriters of the Option Units, the issued and outstanding limited partner interests of the Partnership will consist of 52,676,695 Common Units and 101,440,000 Special Voting Units. At the Closing Time, after giving effect to the offering of the Initial Units as contemplated by this Agreement, assuming no purchase by the Underwriters of the Option Units, the issued and outstanding limited partner interests of NEE Operating LP will consist of an approximate 65.8% limited partner interest, 1,000,000 Series B‑1 Units and 1,000,000 Series B‑2 Units held by NEE Equity and an approximate 34.2% limited partner interest held by the Partnership.
(xxii)    No Other Equity Ownership. Other than its ownership of the GP Interest, the General Partner will not, at the Closing Time and each Date of Delivery, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of 100% of the outstanding limited liability company interest of NEE Operating GP, (ii) the Partnership’s ownership of a limited partner interest in NEE Operating LP, (iii) NEE Operating GP’s ownership of the NEE Operating

LP GP Interest, (iv) NEE Operating LP’s ownership interest in the Operating Subsidiaries, and (v) the Operating Subsidiaries’ ownership interests in other Operating Subsidiaries, none of the Partnership, NEE Operating GP, NEE Operating LP or the Operating Subsidiaries will, at the Closing Time and each Date of Delivery, and after giving effect to the offering of the Initial Units as contemplated by this Agreement, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(xxiii)    No Preemptive, Registration Rights or Options. Except as set forth in the Partnership Agreement or described in the Registration Statement, the General Disclosure Package and the Prospectus or as provided for in the Voting Agreement, dated as of June 9, 2015, between NextEra Energy Management Partners GP, LLC and NextEra Energy Canada Holdings, B.V., there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities (excluding any restriction upon the voting or transfer of any equity securities (1) in connection with the project financing agreements described on Schedule E and (2) as set forth in the organizational documents of (i) the entities listed on Schedule F and (ii) the entities organized under the laws of any Canadian province) or (B) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.
(xxiv)    Description of Units. The Common Units, the Series B-1 Units, the Series B-2 Units and the general partner interests of NEE Operating LP conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same.
(xxv)    Authorization of this Agreement. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.
(xxvi)    The Organizational Agreements. Each of the Organizational Agreements have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxvii)    Absence of Violations, Defaults and Conflicts. None of the Partnership Parties, NEE Operating LP, NEE Operating GP or any of the Material Operating Subsidiaries is in violation of its respective Organizational Agreement. None of the Partnership Entities is (A) in violation or breach of or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such Partnership Entity is a party or by which it or any of them may be bound or to which any of the properties or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (B) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Partnership Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except (1) for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (2) as described in the Registration Statement, the General Disclosure Package and the Prospectus. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described therein under the caption “Use of Proceeds”) did not, do not and will not, whether with or without the giving of notice or passage of time, require consent under, or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor did or will such actions (i) result in any violation of the Organizational Agreements, (ii) conflict with or constitute a breach of, or a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, or require the consent of any other party to, any Agreement and Instrument, except for such conflicts, breaches, defaults or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.
(xxviii)    Absence of Labor Dispute. No labor dispute with the employees, if any, of the Partnership Entities engaged in the business of the Partnership exists or, to the knowledge of the Partnership Parties, is imminent, and none of the Partnership Parties is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxix)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Partnership Parties, threatened, against or affecting any of the Partnership Entities, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, including the performance by the Partnership Parties of their obligations hereunder or thereunder.
(xxx)    Accuracy of Descriptions. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Business” as they related to the projects owned by NEER in which the Partnership has a right of first offer under the Right of First Offer Agreement, dated as of July 1, 2014, by and among the Partnership, NEE Operating LP and NEER, and under the headings “Business-Regulation,” “Business-Environmental Matters,” “Legal Proceedings” and “Certain Relationships and Related Transactions, and Director Independence” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, including related party agreements, power purchase agreements and interconnection agreements, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects. All agreements between any of the Partnership Entities and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are legal, valid and binding obligations of each Partnership Entity, as applicable, enforceable against such Partnership Entity, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxxi)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required or was necessary or required for the performance by the Partnership Parties of their obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already made or obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), state or foreign securities laws or the rules of Financial Industry Regulatory Authority (“FINRA”).
(xxxii)    Possession of Licenses and Permits. The Partnership Entities have filed or caused to be filed with the appropriate Governmental Entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the business of the Partnership and the related facilities under all applicable laws and their respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partnership Entities possess such valid and current certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partnership Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxxiii)    Title to Property. The Partnership Entities have, and at the Closing Time and each Delivery Date, will have, good and marketable title to all real property and good title to all other property described in the Registration Statement, the General Disclosure Package or the Prospectus as owned by the Partnership Entities, in each case, free and clear of all Liens of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) arise under the Financing Agreements or (C) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, taken as a whole, and under which the Partnership Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the Partnership Entities has any written notice of any claim that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiv)    Rights-of-Way. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Partnership Entities have, and at the Closing Time and each Date of Delivery, will have, such easements or rights-of-way from each person (collectively, “rights-of-way”) or rights of use related thereto as are necessary to conduct business of the Partnership in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (1) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (2) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (B) the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxxv)    ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of ERISA and the Code including the regulations and published governmental interpretations thereunder; (B) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any Plan subject to Title IV of ERISA for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; (C) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (D) no Partnership Entity has incurred, nor does any such entity reasonably expect to incur, liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan subject to Title IV of ERISA or (2) Sections 412 or 4971 of the Code, with respect to any Plan subject to Title IV of ERISA; (E) each Plan for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (F) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).
(xxxvi)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the

Partnership Entities (A) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (B) have duly obtained, possess, maintain in full force and effect and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (C) have not received any written notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder; (D) are not subject to any pending or, to the best knowledge of the Partnership Parties, threatened claim in writing or other legal proceeding under any Environmental Laws against any of the Partnership Entities; (E) do not have knowledge of any applicable Environmental Laws, or any unsatisfied conditions in an Environmental Permit, that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures or material modification of current operations in order to maintain the Partnership Entities’ compliance with Environmental Laws; and (F) do not have knowledge of any facts or circumstances that reasonably would be expected to result in the Partnership Entities being subjected to a material liability arising under Environmental Laws. As used in this paragraph, “Environmental Laws” means any and all applicable foreign, federal, state and local laws and regulations, or any enforceable administrative or judicial interpretation thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to (i) emissions, discharges or releases of Hazardous Substances into ambient air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species or (iv) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants, hazardous substances, materials or wastes, petroleum, petroleum products and their breakdown constituents or any other chemical substance regulated under Environmental Laws.
(xxxvii)   Accounting Controls. The Partnership maintains internal control over financial reporting (as defined under Rule 13a‑15 and Rule 15d‑15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (1) there is no material weakness in the Partnership’s internal control over financial reporting and (2) since the Partnership’s last fiscal quarter, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. “Material Weakness” has the meaning set forth under Rule 1‑02 of Regulation S‑X of the 1933 Act.

(xxxviii)   Compliance with the Sarbanes-Oxley Act. The Partnership has complied in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Partnership is required to comply.
(xxxix)   Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the business of the Partnership, with financially sound and reputable insurers, in such amounts and covering such risks as are generally deemed reasonably adequate and customary for their business including, without limitation, policies covering real and personal property owned or leased by the Partnership Entities against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Partnership Parties have no reason to believe that the Partnership Entities will not be able (A) to renew existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct the business of the Partnership as now conducted and at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xl)    Investment Company Act. None of the Partnership Entities are required, and upon the issuance and sale of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Partnership Entities will be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(xli)    Absence of Manipulation. None of the Partnership, NEE Operating LP or the General Partner has taken, nor will any of them take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or to result in a violation of Regulation M under the 1934 Act.
(xlii)    Operating Subsidiary Distributions. Except as disclosed in the Prospectus, General Disclosure Package or Registration Statement, at the Closing Time and any Date of Delivery, no Operating Subsidiary will be prohibited, directly or indirectly, from paying any distributions to NEE Operating LP, from making any other distribution on such Operating Subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such Operating Subsidiary from NEE Operating LP or the Partnership or from transferring any of such Operating Subsidiary’s property or assets to NEE Operating LP, the Partnership or any other Operating Subsidiary, except for (A) restrictions on distributions under the laws of such Operating Subsidiary’s jurisdiction of formation or (B) as described in or contemplated by the Financing Agreements.
(xliii)    NEE Operating LP Distributions. At the Closing Time and any Date of Delivery, NEE Operating LP will not be prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on its equity interests, from repaying to the Partnership any loans or advances to NEE Operating LP from the Partnership or from transferring any of its property or assets to the Partnership or any Operating Subsidiary, except for (A) restrictions on distributions under the laws of NEE Operating LP’s jurisdiction of formation or (B) as described in or contemplated by the agreements set forth on Schedule G.
(xliv)    Foreign Corrupt Practices Act. None of the Partnership Entities or, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and such Partnership Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xlv)    Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.
(xlvi)    Sanctions. None of the Partnership Entities or, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or representative of any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and the Partnership Entities will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xlvii)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to any affiliate of any Underwriter.
(xlviii)    Equity Awards. Except for grants (1) disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (2) to the non-employee directors of the General Partner pursuant to the 2014 Long Term Incentive Plan, the Partnership has not granted to any person or entity an option or other equity-based award to purchase or receive equity securities of the Partnership Entities pursuant to an equity-based compensation plan or otherwise.
(xlix)    No Finder’s Fee. Except for any Underwriters’ discounts and commissions payable by the Partnership to the Underwriters in connection with the offering of the Units contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Partnership has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Units contemplated hereby.
(l)    No Ratings of Debt or Other Securities. The Partnership has no debt securities or preferred equity interests that are rated by any “nationally recognized statistical rating agency” (as such term is defined in Section 3(a)(62) of the 1934 Act).
(li)    FINRA. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA participating in the offering of the Units pursuant to this Agreement and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(lii)    Statistical and Market-Related Data. Nothing has come to the attention of the Partnership Parties that has caused either of the Partnership Parties to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(b)    Officer’s Certificates. Any certificate signed by any officer of the General Partner delivered to the Representatives or to Counsel for the Underwriters shall be deemed a representation and warranty by the General Partner and the Partnership to each Underwriter as to the matters covered thereby.
SECTION 2.    Sale and Delivery to Underwriters; Closing.
(a)    Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each

Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per unit set forth in Schedule A, that number of Initial Units set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Units.
(b)    Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,560,300 Common Units, at the price per unit set forth in Schedule A, less an amount per unit equal to any distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time (such exercise being for purposes of covering over-allotments which may be made in connection with the offering and distribution of the Initial Units) upon notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be (i) in the event the option is exercised subsequent to the Closing Time, earlier than three full business days after the exercise of such option or (ii) later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Units, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Units.
(c)    Payment. Payment of the purchase price for, and delivery of the Initial Units shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.
Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters for the Units to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase. Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Initial Units and the Option Units shall be made through the facilities of The Depository Trust Company.
SECTION 3.    Covenants of the Partnership. The Partnership and the General Partner, jointly and severally, covenant with each Underwriter as set forth in items (a) through (h) and (j) through (q) below and the Partnership Parties covenant with each Underwriter as set forth in item (i) below:
(a)    Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.
(b)    Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Partnership will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)    Delivery of Registration Statements. The Partnership has furnished or, upon request, will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith), or if a signed copy is not available, a conformed copy of the Registration Statement certified by an officer of the General Partner to be in the form as originally filed, and signed or conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(d)    Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(e)    Blue Sky Qualifications. The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Units; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify to do business or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)    Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited, unless required to so be under Section 11(a) of the 1933 Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)    Use of Proceeds. The Partnership and NEE Operating LP will use the net proceeds received by them from the sale of the Units in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)    Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units (including the Units) on the NYSE.
(i)    Restriction on Sale of Units. During a period of 30 days from the date of the Prospectus, the Partnership Parties will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership) of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, the General Disclosure Package or the Registration Statement, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership or the General Partner referred to in the Prospectus, the General Disclosure Package or the Registration Statement, and (D) any Common Units issued pursuant to any non-employee director stock incentive plan or dividend reinvestment plan referred to in the Prospectus, the General Disclosure Package or the Registration Statement.
(j)    Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. Additionally, the Partnership shall report the use of proceeds from the issuance of the Units as may be required under Rule 463 under the 1933 Act.
(k)    Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior consent of the Partnership, it will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership or the Underwriters, as applicable, under Rule 433; provided, that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule D‑2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus” (as defined in Rule 433) and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(l)    Absence of Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Partnership, the General Partner and NEE Operating LP will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Units.
SECTION 4.    Payment of Expenses.
(a)    Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Units to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters not to exceed $10,000 in connection therewith and in connection with the preparation of any blue sky survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the consent of the Partnership in connection with the road show presentations, reasonable travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and 100% of the cost of aircraft and other transportation chartered or used in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters not to exceed $15,000 in connection with, the review by FINRA of the terms of the sale of the Units and (ix) the fees and expenses incurred in connection with the listing of the Units on the NYSE. Except as provided in this Section 4(a) and in Section 4(b), the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 (but only with respect to the non-defaulting Underwriters) hereof, the Partnership shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties contained herein or in certificates of any officer of the General Partner delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of their covenants and other obligations hereunder, and to the following further conditions:
(a)    Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Rule 424(b) under the 1933 Act. The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)    Opinion of Counsels for the Partnership and the General Partner.
(i)    U.S. Legal Opinion. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Morgan, Lewis & Bockius LLP, counsel for the Partnership substantially in the form set forth in Exhibit A-1 hereto.
(ii)    Canadian Legal Opinion. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of McCarthy Tétrault LLP, Canadian counsel for the Partnership substantially in the form set forth in Exhibit A-2 hereto.
(c)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Hunton & Williams LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Partnership Entities and certificates of public officials.
(d)    Officers’ Certificate. The Representatives shall have received a certificate of the chief executive officer or the president, in their respective capacities as officers only, of the General Partner and of the chief financial or chief accounting officer, in their respective capacities as officers only, of the General Partner, dated the Closing Time, to the effect that (i) at the Closing Time, there shall not have been since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Partnership Parties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Partnership Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(e)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP, a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(f)    Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this

Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(g)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement, substantially in the form of Exhibit B hereto (each, a “Lock-Up Agreement”), signed by the persons listed on Schedule H hereto (each, a “Lock-Up Party”). If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for any Lock-Up Party and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by issuing a press release containing such information as the Representatives may reasonably request with respect to the circumstances of the release or waiver and/or the identity of the Lock-Up Party with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.
(h)    CFO Certificate. The Representatives shall have received a certificate of the chief financial officer of the General Partner, in his capacity as chief financial officer only, dated the date hereof, in form and substance agreed to by the Representatives.
(i)    Bring-down CFO Certificate. The Representatives shall have received a certificate of the chief financial officer of the General Partner, in his capacity as chief financial officer only, dated as of the Closing Time, in form and substance agreed to by the Representatives.
(j)    Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Partnership Parties contained herein and the statements in any certificates furnished by the General Partner hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or the president, in their respective capacities as officer only, of the General Partner and of the chief financial or chief accounting officer, in their respective capacities as officers only, of the General Partner to the same effect as the certificate required by Section 5(d) hereof.
(ii)    Opinion of Counsels for the Partnership and the General Partner.
(a)    U.S. Legal Opinion. If requested by the Representatives, the opinion of Morgan, Lewis & Bockius LLP, counsel for the Partnership, substantially in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(b)    Canadian Legal Opinion. If requested by the Representatives, the opinion of McCarthy Tétrault LLP, Canadian counsel for the Partnership, substantially in form and substance reasonably satisfactory to counsel for the Underwriters, dated such

Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(iii)    Opinion of Counsel for Underwriters. If requested by the Representatives, the opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(iv)    Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
(v)    Bring-down CFO Certificate. If requested by the Representatives, a certificate of the chief financial officer of the General Partner, in his capacity as chief financial officer only, dated such Date of Delivery, in form and substance reasonably satisfactory to the Representatives.
(k)    Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership Parties in connection with the issuance and sale of the Units as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(l)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16, 17 and Section 18 shall survive any such termination and remain in full force and effect.
SECTION 6.    Indemnification.
(a)    Indemnification of Underwriters. The Partnership agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units (“Marketing Materials”) not constituting an Issuer Free Writing Prospectus, including any “roadshow” (as defined under Rule 433 under the 1933 Act) or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership;
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives in accordance with Section 6(c) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), the General Disclosure Package any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.
(b)    Indemnification of the Partnership Parties and their Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Partnership Parties, each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.
(c)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced due to the forfeiture of substantive rights and defenses as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (subject to the limitations set forth in the penultimate sentence of Section 6(c) hereof).
SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Partnership Parties on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Units as set forth on the cover of the Prospectus.
The relative fault of the Partnership Parties on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement.
The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership

Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Units set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership Parties submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Partnership Parties and (ii) delivery of and payment for the Units.
SECTION 9.    Termination of Agreement.
(a)    Termination. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units, (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, (iv) if trading generally on the NYSE or the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.
SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)    if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)    if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Defaulted Units and if such non-defaulting Underwriters do not elect to purchase all of the Defaulted Units, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Units to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase, and the Partnership to sell, the relevant Option Units, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001); notices to the Partnership Entities shall be directed to NextEra Energy Partners, LP, 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: General Counsel (facsimile: 561‑694‑3337).
SECTION 12.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
SECTION 13.    No Advisory or Fiduciary Relationship. The Partnership Parties acknowledge and agree that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Units and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Partnership Parties, any of their subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Partnership Parties with respect to the offering of the Units or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership Parties on other matters) and no Underwriter has any obligation to the Partnership Parties with respect to the offering of the Units except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership Parties and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Units and the Partnership Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
SECTION 14.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Partnership Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Partnership Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Partnership Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.    Trial by Jury. The Partnership Parties (on their behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
SECTION 20.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between us.

Very truly yours,

NEXTERA ENERGY PARTNERS, LP

	By:	NextEra Energy Partners GP, Inc., its general partner

By:	JAMES L. ROBO
Name: James L. Robo
Title: Chief Executive Officer

NEXTERA ENERGY PARTNERS GP, INC.

By:	JAMES L. ROBO
Name: James L. Robo
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	JASON SATSKY
Name: Jason Satsky
Title: Managing Director

MORGAN STANLEY & CO. LLC

By	TOM BOYLE
Name: Tom Boyle
Title: Executive Director

UBS SECURITIES LLC

By	EVAN RILEY
Name: Evan Riley
Title: Executive Director

By	ROBYN LISKA
Name: Robyn Liska
Title: Associate Director

WELLS FARGO SECURITIES, LLC

By	DAVID HERMAN
Name: David Herman
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE A
The purchase price per unit for the Units to be paid by the several Underwriters shall be $28.56, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units.

Name of Underwriters	Number of Initial Units

Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,253,500
Morgan Stanley & Co. LLC	2,253,500
UBS Securities LLC	2,253,500
Wells Fargo Securities, LLC	2,253,500
Deutsche Bank Securities Inc.	694,000
J.P. Morgan Securities LLC	694,000
Total	10,402,000

Name of Representatives

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
One Bryant Park
New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Schedule A-1

SCHEDULE B
Operating Subsidiaries
Adelanto Solar, LLC
Adelanto Solar II, LLC
Adelanto Solar Funding, LLC
Adelanto Solar Holdings, LLC
Ashtabula Wind III, LLC
Baldwin Wind Holdings, LLC
Baldwin Wind, LLC
Bayhawk Wind Holdings, LLC
Bayhawk Wind, LLC
Bornish Wind Holdings, LP
Bornish Wind Holdings GP, ULC
Bornish Wind Holdings GP, LLC
Bornish Wind LP, ULC
Canyon Wind Holdings, LLC
Canyon Wind, LLC
Cedar Bluff Wind, LLC
Conestogo Wind GP, Inc.
Conestogo Wind, LP
Eagle Ford Midstream, LP
East Durham Wind Holdings GP, LLC
East Durham Wind Holdings GP, ULC
East Durham Wind Holdings, LP
East Durham Wind, ULC
Elk City Wind Holdings, LLC
Elk City Wind, LLC
FPL Energy Stateline Holdings, L.L.C.
FPL Energy Vansycle L.L.C.
Genesis Solar Funding Holdings, LLC
Genesis Solar Funding, LLC
Genesis Solar Holdings, LLC
Genesis Solar, LLC
Golden Hills Interconnection, LLC
Golden Hills Wind, LLC
Goshen Wind Holdings GP, LLC
Goshen Wind Holdings GP, ULC
Goshen Wind Holdings, LP
Goshen Wind, ULC
Jericho Wind BC Holdings, ULC
Jericho Wind Holdings GP, LLC
Jericho Wind Holdings GP, ULC
Jericho Wind Holdings, LP
Jericho Wind Funding GP, LLC
Jericho Wind Funding GP, ULC

Schedule B-1

Jericho Wind, ULC
Jericho Wind Funding, LP
Jericho Wind GP, LLC
Jericho Wind GP, ULC
Jericho Wind, LP
Kerwood Wind Holdings GP, LLC
Kerwood Wind Holdings GP, ULC
Kerwood Wind Holdings, LP
Kerwood Wind, ULC
LaSalle Pipeline, LP
Mammoth Plains Wind Project Holdings, LLC
Mammoth Plains Wind Project, LLC
McCoy Solar, LLC
McCoy Solar Funding, LLC
McCoy Solar Holdings, LLC
Meadowlark Wind, LLC
Meadowlark Wind Holdings, LLC
Mission Natural Gas Company, LP
Mission Valley Pipeline Company, LP
Monument Pipeline, LP
Moore Solar GP, LLC
Moore Solar GP, ULC
Moore Solar, ULC
Moore Solar, LP
Mountain Prairie Wind Holdings, LLC
Mountain Prairie Wind, LLC
NET General Partners, LLC
NET Holdings Management, LLC
NET Midstream, LLC
NET Mexico Pipeline, LP
NET Mexico Pipeline Partners, LLC
NET Pipeline Holdings, LLC
NextEra Desert Center Blythe, LLC
NextEra Energy Canada Partners Holdings, ULC
NextEra Energy US Partners Holdings, ULC
NextEra Energy Partners Acquisitions, LLC
NextEra Energy Partners Solar Acquisitions, LLC
NextEra Energy Partners Ventures, LLC
Northern Colorado Wind Energy, LLC
Palo Duro Wind Energy, LLC
Palo Duro Wind Interconnection Services, LLC
Palo Duro Wind Portfolio, LLC
Palo Duro Wind Project Holdings, LLC
Perrin Ranch Wind, LLC
Red Gate Pipeline, LP
SCI Holding, ULC

Schedule B-2

SCIH GP, ULC
Seiling Wind Holdings, LLC
Seiling Wind II, LLC
Seiling Wind Interconnection Services, LLC
Seiling Wind Investments, LLC
Seiling Wind Portfolio, LLC
Seiling Wind, LLC
Shafter Solar Holdings, LLC
Shafter Solar, LLC
Sombra Solar GP, LLC
Sombra Solar GP, ULC
Sombra Solar, ULC
Sombra Solar, LP
South Shore Pipeline L.P.
St. Clair GP, LLC
St. Clair GP, ULC
St. Clair Holding, ULC
St. Clair Investment Holding, LP
St. Clair Moore Holding LP, LLC
St. Clair Moore Holding LP, ULC
St. Clair Moore Holding, LP
St. Clair MS Investment GP, LLC
St. Clair Solar, LP
St. Clair Sombra Holding LP, LLC
St. Clair Sombra Holding LP, ULC
St. Clair Sombra Holding, LP
Strathroy Wind GP, Inc.
Summerhaven Wind, LP
Trillium Funding GP Holding, Inc.
Trillium Funding GP, Inc.
Trillium HoldCo GP, Inc.
Trillium HoldCo, LP
Trillium Wind Holdings, LP
Trillium Windpower, LP
Tuscola Bay Wind, LLC
Varna Wind Funding GP, LLC
Varna Wind Funding GP, ULC
Varna Wind Funding, LP
Varna Wind, ULC
Varna Wind GP, LLC
Varna Wind GP, ULC
Varna Wind Holdings GP, LLC
Varna Wind Holdings GP, ULC
Varna Wind Holdings, LP
Varna Wind, LP

Schedule B-3

SCHEDULE C
Material Operating Subsidiaries
Genesis Solar, LLC
NET Holdings Management, LLC

Schedule C-1

SCHEDULE D‑1
Pricing Terms

1.	The public offering price per Common Unit is $29.48.

Schedule D-1-1

SCHEDULE D‑2
Free Writing Prospectuses
None.

Schedule D-2-1

SCHEDULE E
Financing Agreements
Trillium

1.
Trust Indenture, dated as of December 12, 2013, among Trillium Windpower, LP, Trillium Wind Holdings, LP, Trillium Funding GP, Inc., Trillium Funding GP Holding, Inc., Strathroy Wind GP, Inc., Conestogo Wind GP, Inc., Conestogo Wind, LP, Summerhaven Wind LP and BNY Trust Company of Canada, as amended by the First Supplemental Indenture, dated June 12, 2015.

Canyon Wind

2.
Credit Agreement, dated as of September 27, 2012, among Canyon Wind, LLC, Canyon Wind Holdings, LLC, Perrin Ranch Wind, LLC, Tuscola Bay Wind, LLC, the financial institutions from time to time party thereto as Lenders, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, U.S. Bank National Association, as collateral agent and depositary agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, Mizuho Corporate Bank, Ltd., and CoBank, ACB, as joint bookrunners and mandated lead arrangers, and amended by the first amendment and waiver thereto, dated as of June 5, 2013, the second amendment thereto, dated as of April 11, 2014, the third amendment thereto, dated as of February 13, 2015, and the fourth amendment thereto, dated as of March 31, 2015.

Mountain Prairie

3.
Trust Indenture, dated as of March 25, 2010, among Mountain Prairie Wind, LLC, Mountain Prairie Wind Holdings, LLC, Elk City Wind Holdings, LLC (formerly known as Elk City B Holdings, LLC), Elk City Wind, LLC, Northern Colorado Wind Energy, LLC, and U.S. Bank National Association, as trustee, as amended by the Supplemental Indenture, dated as of May 30, 2014, by the Consent and Supplement, dated as of May 28, 2015, and by the Second Supplemental Trust Indenture, dated as of August 19, 2015.

St. Clair

4.
Amended and Restated Trust Indenture, dated as of June 13, 2014, and amended by the First Supplemental Indenture, dated as of July 2, 2015, among St. Clair Holding, ULC, St. Clair Solar, LP, Moore Solar, LP, Sombra Solar, LP, SCI Holding, ULC, St. Clair Moore Holding, LP, St. Clair Moore Holding LP, ULC, St. Clair Sombra Holding, LP, St. Clair Sombra Holding LP, ULC, Moore Solar, ULC, Sombra Solar, ULC, St. Clair GP, ULC, Moore Solar GP, ULC, Sombra Solar GP, ULC, St. Clair Moore Holding LP, LLC, St. Clair Sombra Holding LP, LLC, St. Clair GP, LLC, Moore Solar GP, LLC and Sombra Solar GP, LLC.

Schedule E-1

Genesis

5.	Amended and Restated Pass-Through Trust Agreement, dated as of August 26, 2011 among U.S. Bank National Association, U.S. Bank Trust National Association and Genesis Solar, LLC.

6.
Credit Agreement, dated as of August 26, 2011, by and among Genesis Solar, LLC, U.S. Department of Energy, the financial institutions from time to time party thereto as lenders, the issuing bank party thereto, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as administrative agent, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as master administrative agent, U.S. Bank National Association, as collateral agent, and Credit Suisse AG, New York Branch, as lead lender.

7.
Master Agreement, dated as of August 26, 2011, by and among Genesis Solar, LLC, U.S. Department of Energy, Genesis Solar 2011 Pass-Through Trust, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as issuing bank, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as master administrative agent, U.S. Bank National Association, as collateral agent, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as intercreditor agent, U.S. Bank National Association, as depositary, U.S. Bank National Association, as pass-through trustee, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as administrative agent, and Credit Suisse AG, New York Branch, as lead lender, and amended by amendment number 1 thereto, dated as of October 29, 2013, between Genesis Solar, LLC and Deutsche Bank Trust Company Americas, as master administrative agent, amendment number 2 thereto, dated as of April 15, 2014, between Genesis Solar, LLC and Deutsche Bank Trust Company Americas, as master administrative agent, and the Omnibus Amendment Agreement, dated as of May 27, 2014, among Genesis Solar, LLC, Genesis Solar Holdings, LLC, the U.S. Department of Energy, Deutsche Bank Trust Company Americas, as master administrative agent, intercreditor agent and administrative agent, U.S. Bank National Association, as depositary and collateral agent.

8.
Note Purchase Agreement, dated as of June 13, 2014, among Genesis Solar Funding, LLC, Genesis Solar Funding Holdings, LLC, U.S. Bank National Association, as collateral agent, and the purchasers listed on Schedule A thereto.

9.	Note Purchase Agreement, dated as of August 26, 2011, between Genesis Solar, LLC and Genesis Solar 2011 Pass-Through Trust.

Varna/Bluewater

10.
Credit Agreement, dated as of June 13, 2014, among Varna Wind, LP, Varna Wind GP, ULC, the financial institutions from time to time party thereto as lenders, Sumitomo Mitsui Banking Corporation, as administrative agent, Sumitomo Mitsui Banking Corporation of Canada, as collateral agent and depositary agent.

Schedule E-2

NEP Revolver

11.
Revolving Credit Agreement, dated as of July 1, 2014, among NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC, NextEra Energy Operating Partners, LP, the lending institutions that are parties thereto, as lenders, Bank of America, N.A., as administrative agent and collateral agent, and Bank of America, N.A. (Canada Branch), as Canadian agent, as amended by the First Amendment to Revolving Credit Agreement, dated as of December 11, 2014, by and between NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC, NextEra Energy Operating Partners, LP, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A. (Canada Branch), as Canadian agent for the lenders and the lenders party thereto, and as further amended by the Second Amendment to Revolving Credit Agreement and Composite Amendment Agreement, dated as of April 28, 2015, by and between NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC, NextEra Energy Operating Partners, LP, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A. (Canada Branch), as Canadian agent for the lenders and the lenders party thereto.

Palo Duro

12.
Membership Interest Purchase Agreement, dated as of December 18, 2014, among Palo Duro Wind Project Holdings, LLC, Palo Duro Wind Energy, LLC, BAL Investment & Advisory, Inc. and BNY Partnership Funding LLC.

McCoy

13.	Credit Agreement, dated December 19, 2014, among McCoy Solar Funding, LLC, as borrower, McCoy Solar, LLC and McCoy Solar Holdings, LLC, as guarantors, and Mizuho Bank, Ltd., as administrative agent.

14.
Credit Agreement (Cash Grant Bridge Loan), dated as of December 19, 2014, among McCoy Solar Funding, LLC, as borrower, the guarantors party thereto, the financial institutions party thereto, and Mizuho Bank, Ltd., as administrative agent, and U.S. Bank National Association, as collateral agent and depositary agent.

Baldwin

15.
Trust Indenture, dated February 8, 2011, among Baldwin Wind, LLC, Baldwin Wind Holdings, LLC and U.S. Bank National Association, as trustee, as amended by the First Supplemental Trust Indenture, dated as of May 22, 2015.

Schedule E-3

Mammoth Plains

16.
Membership Interest Purchase Agreement, dated as of December 22, 2014, among Mammoth Plains Wind Project Holdings, LLC, Mammoth Plains Wind Project, LLC and JPM Capital Corporation and EFS Renewables Holdings, LLC (purchasers).

Shafter

17.
Credit Agreement, dated of June 12, 2015, among Shafter Solar, LLC, as borrower, Shafter Solar Holdings, LLC, as guarantor, the financial institutions party thereto, Siemens Financial Services Inc., as administrative agent, U.S. Bank National Association, as depositary agent and as collateral agent.

18.
Cash Grant Bridge Loan Agreement, dated of June 5, 2015, between Shafter Solar Holdings, LLC, as borrower, NextEra Energy Capital Holdings, Inc., as guarantor, and Wells Fargo Bank, National Association, as Lender.

Meadowlark

19.
Credit Agreement, dated as of July 29, 2015, among Meadowlark Wind, LLC, as borrower, Meadowlark Wind Holdings, LLC, FPL Energy Stateline Holdings, LLC, FPL Energy Vansycle L.L.C. and Ashtabula Wind III, LLC, as guarantors, and the financial institutions party thereto, and KeyBank National Association, as administrative agent, collateral agent and depositary agent.

Adelanto

20.
Credit Agreement dated as of September 18, 2015 among Adelanto Solar Holdings, LLC, as borrower, Adelanto Solar Funding, LLC, Adelanto Solar, LLC and Adelanto Solar II, LLC, as guarantors, the financial institutions party thereto, Mizuho Bank, Ltd., as administrative agent, Mizuho Bank (USA), as collateral agent and US Bank National Association, as depositary agent.

21.
Subordinated Loan Agreement, dated as of September 18, 2015, among Adelanto Solar Funding, LLC, as Borrower, and NextEra Energy Resources Partners, LLC and Solar Holdings Sellco, LLC, as Subordinated Lenders.

Jericho

22.
Credit Agreement, dated as of April 28, 2015, among Jericho Wind, LP, as borrower, Jericho Wind, GP, ULC, as guarantor, the financial institutions party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent.

Schedule E-4

NEP Term Loans

23.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and Bank of America, N.A., as lender.

24.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and KeyBank National Association, as lender.

25.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and MUFG Union Bank, N.A., as lender.

26.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and Sumitomo Mitsui Banking Corporation, as lender and as administrative agent.

27.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and The Bank of Nova Scotia, as lender.

28.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and Wells Fargo Bank, National Association, as lender.

29.	Term Loan Agreement, dated as of July 1, 2016, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and JPMorgan Chase Bank, N.A.

NET Holdings

30.
Amended and Restated Credit Agreement, dated as of December 14, 2015, among NET Holdings Management, LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders named therein.

LaSalle

31.	Note Purchase Agreement, dated as of December 18, 2009, among LaSalle Pipeline, LP, and the purchasers party thereto.

NET Mexico

32.
Amended and Restated Credit Agreement, dated as of June 29, 2016, among NET Mexico Pipeline Partners, LLC, as borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting as issuing lender and administrative agent, and the other lenders party thereto.

Schedule E-5

Seiling

33.	Membership Interest Purchase Agreement, dated as of December 23, 2014, among Seiling Wind Holdings, LLC, Seiling Wind Portfolio, LLC, BAL Investment & Advisory, Inc. and BNY Partnership Funding LLC.

Bayhawk

34.
Membership Interest Purchase Agreement, dated as of December 30, 2015, among Bayhawk Wind Holdings, LLC, Bayhawk Wind, LLC, Bayhawk Wind SellCo, LLC, BAL Investment & Advisory, Inc. and BNY Partnership Funding LLC.

Schedule E-6

SCHEDULE F
Partial Ownership by NEE Operating LP of Operating Subsidiaries

NEE Operating LP owns indirectly the following interests in the specified Operating Subsidiaries:

·	75.01% of the issued and outstanding equity interests in NextEra Desert Center Blythe, LLC;

·	50.01% of the issued and outstanding equity interests in McCoy Solar Holdings, LLC, which owns McCoy Solar Funding, LLC, which owns McCoy Solar, LLC;

·	50.01% of the issued and outstanding equity interests in Adelanto Solar Funding, LLC, which owns Adelanto Solar Holdings, LLC, which owns each of Adelanto Solar, LLC and Adelanto Solar II, LLC;

·	90.0% of the issued and outstanding equity interests in NET Mexico Pipeline Partners, LLC;

·	88.0% of the issued and outstanding equity interests in Palo Duro Wind Interconnection Services, LLC;

·	67.6% of the issued and outstanding equity interests in Golden Hills Interconnection, LLC;

·	100% of the Class A Membership Interests in Palo Duro Wind Energy, LLC;

·	100% of the Class A Membership Interests in Bayhawk Wind, LLC;

·	100% of the Class A Membership Interests in Mammoth Plains Wind Project, LLC; and

·	100% of the Class A Membership Interests in Seiling Wind Portfolio, LLC.

Schedule F-1

SCHEDULE G

1.
Revolving Credit Agreement, dated as of July 1, 2014, among NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC, NextEra Energy Operating Partners, LP, the lending institutions that are parties thereto, as lenders, Bank of America, N.A., as administrative agent and collateral agent, and Bank of America, N.A. (Canada Branch), as Canadian agent, as amended by the First Amendment to Revolving Credit Agreement, dated as of December 11, 2014, by and between NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC, NextEra Energy Operating Partners, LP, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A. (Canada Branch), as Canadian agent for the lenders and the lenders party thereto, and as further amended by the Second Amendment to Revolving Credit Agreement and Composite Amendment Agreement, dated as of April 28, 2015, by and between NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC, NextEra Energy Operating Partners, LP, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A. (Canada Branch), as Canadian agent for the lenders and the lenders party thereto.

2.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and Bank of America, N.A., as lender.

3.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and KeyBank National Association, as lender.

4.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and MUFG Union Bank, N.A., as lender.

5.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and Sumitomo Mitsui Banking Corporation, as lender and as administrative agent.

6.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and The Bank of Nova Scotia, as lender.

7.
Term Loan Agreement, dated as of October 1, 2015, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and Wells Fargo Bank, National Association, as lender.

8.	Term Loan Agreement, dated as of July 1, 2016, between NextEra Energy US Partners Holdings, LLC (as borrower), NextEra Energy Operating Partners, LP (as guarantor) and JPMorgan Chase Bank, N.A.

Schedule G-1

9.
First Amended and Restated Agreement of Limited Partnership of NextEra Energy Operating Partners, LP, dated as of July 1, 2014, as amended by (1) the Amended and Restated Class B, Series 1 Limited Partner Interests Amendment to First Amended and Restated Agreement of Limited Partnership of NextEra Energy Operating Partners, LP, a Delaware limited partnership, dated July 17, 2015 and effective April 29, 2015 and (2) the Amended and Restated Class B, Series 2 Limited Partner Interests Amendment to First Amended and Restated Agreement of Limited Partnership of NextEra Energy Operating Partners, LP, a Delaware limited partnership, dated July 17, 2015 and effective April 29, 2015.

Schedule G-2

SCHEDULE H
List of Persons and Entities Subject to Lock-up

1.	James L. Robo

2.	Susan Davenport Austin

3.	Robert J. Byrne

4.	Paul I. Cutler

5.	Chris N. Froggatt

6.	Mark E. Hickson

7.	John W. Ketchum

8.	Peter H. Kind

9.	Armando Pimentel, Jr.
10. Charles E. Sieving

Schedule H-1

Exhibit A-1

FORM OF OPINION OF MORGAN, LEWIS & BOCKIUS LLP, COUNSEL TO THE PARTNERSHIP PARTIES TO BE DELIVERED PURSUANT TO SECTION 5(b)

September 14, 2016

Merrill Lynch, Pierce, Fenner & Smith	UBS Securities LLC
Incorporated	299 Park Avenue
One Bryant Park	New York, New York 10171
New York, New York 10036

Morgan Stanley & Co. LLC	Wells Fargo Securities, LLC
1585 Broadway	375 Park Avenue
New York, New York 10036	New York, New York 10152

as Representatives of the Underwriters named in Schedule A to the Agreement, as herein described

Ladies and Gentlemen:
This firm has acted as counsel to NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the Underwriting Agreement, dated September 8, 2016, among the Partnership, NextEra Energy Partners GP, Inc., a Delaware corporation (the “General Partner”), and you (the “Agreement”), pursuant to which 10,402,000 common units (the “Common Units”) representing limited partner interests of the Partnership were sold. This opinion letter is furnished to you pursuant to Section 5(b)(i) of the Agreement. Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein (including in Schedule 1 attached hereto).
For purposes of the opinions, which are set forth in paragraphs (a) through (p) below (the “Opinions”), and any other statements made in this letter, we have reviewed copies of the documents listed on Schedule 1 attached hereto (the “Documents”).
In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of all of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including faxes). For purposes of this opinion letter, we have assumed that any general partner, or other direct or indirect owner of the Partnership that is not a natural person that provided an approval, consent, or authorization, or acted on behalf of the Partnership, or executed the organizational documents of the Partnership or the Agreement, is the type of entity that it purports to be and has the power, was duly authorized, and obtained all approvals required to take such action, and those acting on its behalf had the approvals they required and, with respect to documents purporting to be executed by them, duly executed the same. We have also assumed the validity and constitutionality of each

Exhibit A-1-1

relevant statute, rule, regulation and agency action covered by this opinion letter. As to all matters of fact relevant to the Opinions and other statements made herein, we have relied upon the representations and statements of fact made by representatives of the Partnership and the General Partner, including in the Documents, and upon certificates of public officials, we have not independently established the facts so relied upon, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.
As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) without independent investigation of lawyers currently in the firm who have given substantive legal attention to representation of the Partnership.
For purposes of the opinions set forth in paragraph (n)(iv)-(v) below, we have assumed that all orders, judgments, decrees, agreements and contracts would be interpreted in accordance with their plain meaning, and that the meaning of terms in such agreements and contracts would be what lawyers generally understand them to mean under New York Law (as defined below), notwithstanding that such agreements and contracts may be governed by the laws of a different jurisdiction.
The Opinions are based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (c), (i), (j), (n)(ii) and (o), the Delaware General Corporation Law, as amended (the “Corporation Act”), (ii) as to the opinions expressed in paragraphs (a), (b), (e), (f), (g), (h), (j), (k), (m)(i), (n)(i) and (o), the Delaware Revised Uniform Limited Partnership Act, as amended (the “Limited Partnership Act”), (iii) as to the opinions expressed in paragraph (d), the Delaware Limited Liability Company Act, as amended, (iv) as to the opinion expressed in paragraph (l), the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder, (v) as to the opinions expressed in paragraphs (n)(iii) and (o), subject to the exclusions and limitations set forth in this opinion letter, (A) federal statutes, rules and regulations (“Applicable Federal Law”) and (B) New York state statutes, rules and regulations (“Applicable State Law”), (vi) as to the opinions expressed in paragraphs (h), (i) and (n)(iv)-(v) and, subject to the exclusions and limitations set forth in this opinion letter, internal New York state law (“New York Law”), (vii) as to the opinion expressed in paragraph (p), the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the regulations promulgated thereunder, and (viii) as to the opinion expressed in paragraph (m)(iii), the Internal Revenue Code of 1986, as amended (the “Code”), the regulations (including proposed and temporary regulations) issued thereunder by the U.S. Treasury Department, published administrative interpretations of the Internal Revenue Service, and court decisions related to, and the legislative history of, the Code, all as of the date hereof.
Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:
(a)    The Partnership is validly existing as a limited partnership and in good standing as of the date of the Good Standing Certificate under the laws of the State of Delaware. The

Exhibit A-1-2

Partnership has the limited partnership power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.
(b)    NextEra Energy Operating Partners, LP (“NEE Operating LP”) is validly existing as a limited partnership and in good standing as of the date of the NEE Operating LP Good Standing Certificate under the laws of the State of Delaware. NEE Operating LP has the limited partnership power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.
(c)    The General Partner is validly existing as a corporation and in good standing as of the date of the General Partner Good Standing Certificate under the laws of the State of Delaware. The General Partner has the corporate power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.
(d)    NextEra Energy Operating Partners GP, LLC (“NEE Operating GP”) is validly existing as a limited liability company and in good standing as of the date of the NEE Operating GP Good Standing Certificate under the laws of the State of Delaware. NEE Operating GP has the limited liability company power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.
(e)    The First Amended and Restated Limited Partnership Agreement of the Partnership, dated July 1, 2014, by and between the General Partner and the Partnership, states that the General Partner is the sole general partner of the Partnership and the holder of the general partnership interest of the Partnership.
(f)    NextEra Energy Equity Partners, LP (“NEE Equity”) owns all of the issued and outstanding Special Voting Units of the Partnership. NEE Equity has no obligation to make further payments for its purchase of the Special Voting Units or contributions to the Partnership solely by reason of its ownership of the Special Voting Units.
(g)    Except as described in the Prospectus, no holder of outstanding common units of the Partnership has any statutory preemptive right under the Limited Partnership Act or, to our knowledge based solely upon our review of the Limited Partnership Certificate and the Limited Partnership Agreement, any contractual right to subscribe for any of the Common Units.
(h)    The Partnership has the limited partnership power to execute, deliver and perform the Agreement. The execution, delivery and performance by the Partnership of the Agreement have been duly authorized by all necessary limited partnership action of the Partnership.
(i)    The General Partner has the corporate power to execute, deliver and perform the Agreement. The execution, delivery and performance by the General Partner of the Agreement have been duly authorized by all necessary corporate action of the General Partner.
(j)    The Agreement has been duly executed and delivered by the Partnership and the General Partner.
(k)    When issued in accordance with the provisions of the Agreement and as approved by the Pricing Committee (as defined in the Resolutions) pursuant to the Resolutions against

Exhibit A-1-3

payment therefor, the Common Units will be validly issued, and the purchasers thereof will have no obligation to make further payments for their purchase of the Common Units or contributions to the Partnership solely by reason of their ownership of the Common Units.
(l)    Based solely upon our review of the information regarding the Partnership provided through the EDGAR System on the Securities and Exchange Commission (the “Commission”) website, the Registration Statement was declared effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission. The required filing of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act has been made in the manner and within the time period required by Rule 424(b).
(m)    The information in (i) the Base Prospectus under the caption “Description of Common Units,” (ii) the Prospectus Supplement under the captions “Provisions of the Partnership Agreements and Other Arrangements Relating to Cash Distributions,” “Material Provisions of Our Partnership Agreement” and “Material Provisions of the NEP OpCo Partnership Agreement,” and (iii) the Prospectus Supplement under the caption “Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders,” in each case to the extent such information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects. The Common Units conform as to legal matters in all material respects to the description thereof set forth in the Base Prospectus under the caption “Description of Common Units.”
(n)    The execution, delivery and consummation by the Partnership and the General Partner of the Agreement do not (i) in the case of the Partnership, violate the Limited Partnership Act, the Limited Partnership Certificate or the Limited Partnership Agreement, (ii) in the case of the General Partner, violate the Corporation Act, the Certificate of Incorporation of the General Partner or the Bylaws of the General Partner, (iii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, (iv) violate any of the Partnership Orders, or (v) breach or constitute a default under any of the Partnership Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).
(o)    No approval or consent of, or registration or filing with, any federal governmental agency or state governmental agency is required to be obtained or made by the General Partner or the Partnership under the Corporation Act, the Limited Partnership Act, Applicable Federal Law or Applicable State Law in connection with the execution and delivery by the General Partner and the Partnership of the Agreement.
(p)    The Partnership is not, and assuming the issuance and sale of the Common Units and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.
Our opinion in paragraph (o) above is not intended to cover and should not be viewed as covering approvals, consents, registrations and filings required for the conduct of the

Exhibit A-1-4

Partnership’s business generally (i.e., that would be required in the course of its business in the absence of entering into the Agreement).
In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the Opinions are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the matter is considered in a proceeding in equity or at law).
We express no opinion in this letter as to any other statutes, rules and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other statutes, rules and regulations may have on the Opinions). We express no opinion in this letter as to federal or state securities statutes, rules or regulations (except to the extent stated in paragraphs (l), (o) and (p)), antitrust, unfair competition, banking, or tax statutes (except to the extent stated in paragraph (m)(iii)), or statutes, rules or regulations of any political subdivision below the state level. The opinions set forth in paragraphs (n) and (o) are based upon a review of only those statutes, rules and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type covered by the Agreement and to the role of the General Partner and the Partnership in such transactions.
We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter is being furnished by us only to you in connection with the Agreement on the date hereof, is solely for your benefit in your capacity as Underwriters, and should not be quoted in whole or in part or otherwise be used, relied upon, or referred to for any other purpose or by any other person (including any person purchasing any of the Common Units through you), and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
Very truly yours,

Exhibit A-1-5

Schedule 1

1.    Executed copy of the Agreement.
2.    The Registration Statement on Form S‑3 (No. 333‑206033), including the documents incorporated by reference therein (the “Registration Statement”).
3.    The prospectus, dated August 3, 2015 (the “Base Prospectus”), as supplemented by a prospectus supplement, dated September 8, 2016 (the “Prospectus Supplement”), as filed pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (collectively, the “Prospectus”).
4.    Memorandum to the file, dated the date hereof, regarding review of the information regarding the Partnership provided through the EDGAR System on the Commission website regarding the absence of stop orders suspending effectiveness of the Registration Statement under the Securities Act.
5.    The Certificate of Limited Partnership of the Partnership, as certified by the Secretary of State of the State of Delaware on March 7, 2014, and as certified by the Corporate Secretary of the General Partner on the date hereof as being true, correct and in effect (the “Limited Partnership Certificate”).
6.    The Certificate of Incorporation of the General Partner, as certified by the Secretary of State of the State of Delaware on March 10, 2014, and as certified by the Corporate Secretary of the General Partner on the date hereof as being true, correct and in effect.
7.    The Bylaws of the General Partner, as certified by the Corporate Secretary of the General Partner on the date hereof as being true, correct and in effect (the “Bylaws”).
8.    The First Amended and Restated Agreement of Limited Partnership of the Partnership, as certified by the Corporate Secretary of the General Partner on the date hereof as being true, correct and in effect (the “Limited Partnership Agreement”).
9.    A certificate of good standing of the Partnership issued by the Secretary of State of the State of Delaware, dated September     , 2016 (the “Good Standing Certificate”).
10.    A certificate of good standing of the General Partner issued by the Secretary of State of the State of Delaware, dated September     , 2016 (the “General Partner Good Standing Certificate”).
11.    A certificate of good standing of NEE Operating LP issued by the Secretary of State of the State of Delaware, dated September     , 2016 (the “NEE Operating LP Good Standing Certificate”).
12.    A certificate of good standing of NEE Operating GP issued by the Secretary of State of the State of Delaware, dated September     , 2016 (the “NEE Operating GP Good Standing Certificate”).

Exhibit A-1-6

13.    Certain resolutions of the Board of Directors of the General Partner adopted at a meeting held on September 2, 2016, as certified by the Corporate Secretary of the General Partner on the date hereof as being true and correct and remain in full force and effect, relating, among other things, to authorization of the Agreement on behalf of the General Partner acting for itself and as sole general partner of the Partnership (the “Board Resolutions”).
14.    A unanimous written consent of the Pricing Committee of the Board of Directors of the General Partner, dated September 8, 2016, as certified by the Corporate Secretary of the General Partner on the date hereof as being true and correct and remain in full force and effect, relating to, among other things, authorization of the Agreement, the issuance and sale of the Common Units and arrangements in connection therewith (together with the Board Resolutions, the “Resolutions”).
15.    A certificate of the Corporate Secretary of the General Partner, dated the date hereof, as to the incumbency and signatures of certain officers of the General Partner.
16.    A certificate of the Corporate Secretary of the General Partner, dated the date hereof, as to certain matters.
17.    The Certificate of Limited Partnership of NEE Operating LP, as certified by the Secretary of State of the State of Delaware on March 7, 2014, and as certified by the Assistant Secretary of NEE Operating GP on the date hereof as being true, correct and in effect.
18.    The Certificate of Formation of NEE Operating GP, as certified by the Secretary of State of the State of Delaware on March 7, 2014, and as certified by the Assistant Secretary of NEE Operating GP on the date hereof as being true, correct and in effect.
19.    The First Amended and Restated Agreement of Limited Partnership of NEE Operating LP, as amended by (i) Amendment No. 1, dated as of May 14, 2015, (ii) Amended and Restated Class B, Series 1 Limited Partner Interest Amendment, dated July 17, 2015 and effective April 29, 2015 and (iii) Amended and Restated Class B, Series 2 Limited Partner Interest Amendment, dated July 17, 2015 and effective April 29, 2015, as certified by the Assistant Secretary of NEE Operating GP on the date hereof as being true, correct and in effect.
20.    The Limited Liability Company Agreement of NEE Operating GP, as certified by the Assistant Secretary of NEE Operating GP on the date hereof as being true, correct and in effect.
21.    A certificate of the Assistant Secretary of NEE Operating GP, dated the date hereof, as to certain matters.
22.    A certificate of an officer of the General Partner, dated the date hereof, delivered pursuant to Section 5(d) of the Agreement.
23.    The following court or administrative orders, judgments and decrees naming the Partnership (the “Partnership Orders”): the court or administrative orders, judgments, and decrees (if any) identified in the section of the Partnership’s Annual Report on Form 10‑K filed on February 19, 2016, captioned “Item 3. Legal Proceedings.”

Exhibit A-1-7

24.    The following agreements and contracts of the Partnership (the “Partnership Contracts”): the agreements and contracts to which the Partnership is a party filed as exhibits to the Registration Statement.

Exhibit A-1-8

September 8, 2016

Merrill Lynch, Pierce, Fenner & Smith	UBS Securities LLC
Incorporated	299 Park Avenue
One Bryant Park	New York, New York 10171
New York, New York 10036

Morgan Stanley & Co. LLC	Wells Fargo Securities, LLC
1585 Broadway	375 Park Avenue
New York, New York 10036	New York, New York 10152

as Representatives of the Underwriters named in Schedule A to the Agreement, as herein described

Ladies and Gentlemen:
This firm has acted as counsel to NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the Underwriting Agreement, dated September 8, 2016, among the Partnership, NextEra Energy Partners GP, Inc., a Delaware corporation (the “General Partner”), and you (the “Agreement”), pursuant to which 10,402,000 common units (the “Common Units”) representing limited partner interests of the Partnership were sold. This letter is furnished to you pursuant to Section 5(b)(i) of the Agreement. Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein.
During the course of our professional engagement, we reviewed (1) the Registration Statement on Form S‑3 (No. 333‑206033) (including the documents incorporated by reference therein, collectively, the “Registration Statement”), (2) the prospectus, dated August 3, 2015, as supplemented by a preliminary prospectus supplement, dated September 8, 2016 (including the documents incorporated by reference therein, collectively, the “Preliminary Prospectus”), as filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), (3) the Preliminary Prospectus together with the information on Schedule D‑1 to the Agreement (collectively, the “Pricing Disclosure Package”) and (4) the prospectus, dated August 3, 2015, as supplemented by a prospectus supplement, dated September 8, 2016 (including the documents incorporated by reference therein, collectively, the “Prospectus”), as filed pursuant to Rule 424(b) under the Securities Act, as well as participated in conferences with officers and other representatives of the Partnership and the General Partner, with representatives of the independent registered public accounting firm of the Partnership, and with you and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters. Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except to the extent
Exhibit A-1-9

stated in paragraph (m) of our opinion letter of even date herewith furnished to you pursuant to Section 5(b)(i) of the Agreement). Without limiting the generality of the foregoing, for purposes of this letter, we have not searched any electronic or other databases, nor have we conducted a search of the dockets of any court or administrative or other regulatory agency. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature.
Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:
(i)    the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii)    the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)    the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iv)    there are any legal or governmental proceedings pending or threatened against the Partnership that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, other than those disclosed therein; or
(v)    there are any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed, provided that, in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Partnership or assessments of or reports on the effectiveness of internal control over financial reporting, contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus.
We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter is being furnished by us only to you in connection with the Agreement on the date hereof, is solely for your benefit in your capacity as Underwriters, and should not be quoted in whole or in part or otherwise be used, relied upon, or referred to, for any other purpose or by any other person (including any person purchasing any of the Common Units through you), and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Exhibit A-1-10

Very truly yours,

Exhibit A-1-11

Exhibit A-2

FORM OF OPINION OF SPECIAL CANADIAN COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)

1.
The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Certain Canadian Federal Income Tax Considerations Applicable to Holders Not Resident in Canada,” in each case, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects.

Exhibit A-2-1

[Form of lock-up from directors, officers or other unitholders pursuant to Section 5(g)]
Exhibit B

September 8, 2016

Merrill Lynch, Pierce, Fenner & Smith	UBS Securities LLC
Incorporated	299 Park Avenue
One Bryant Park	New York, New York 10171
New York, New York 10036

Morgan Stanley & Co. LLC	Wells Fargo Securities, LLC
1585 Broadway	375 Park Avenue
New York, New York 10036	New York, New York 10152

as Representatives of the Underwriters named in Schedule A to the Underwriting Agreement, as herein described

Re:    Proposed Public Offering by NextEra Energy Partners, LP

Ladies and Gentlemen:
The undersigned is or will be a unitholder of NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and is an officer and/or director of NextEra Energy Partners GP, Inc., a Delaware corporation (the “General Partner”), and understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership providing for the public offering (the “Public Offering”) of the Partnership’s common units representing limited partner interest of the Partnership (the “Common Units”).
In recognition of the benefit that such an offering will confer upon the undersigned and the Partnership, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 30 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Units”), or exercise any right with respect to the registration of any of the Lock-up Units, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly,
Exhibit B-1

the economic consequence of ownership of the Lock-Up Units, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Units without the prior written consent of the Representatives:
(i)    as a bona fide gift or gifts;
(ii)    to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);
(iii)    to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;
(iv)    in accordance with any trading plan established prior to the date hereof in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (so long as such trading plan is not amended during the Lock-Up Period);
(v)    in connection with the receipt, exercise, vesting, settlement or forfeiture of, or removal or lapse of restrictions on, any Common Units issued upon exercise of awards pursuant to the 2014 Long Term Incentive Plan, so long as such transaction or event does not involve the sale or transfer of any Common Units (other than from the undersigned to the Partnership); or
(vi)    in connection with forfeitures of the undersigned’s Common Units to the Partnership to satisfy tax withholding requirements;
provided, that, with respect to such transfers contemplated in (i), (ii) and (iii) above, (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission (“SEC”) on Form 4 in accordance with Section 16 of the Exchange Act, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, and provided, further, that, with respect to such transfers contemplated in (iv), (v) and (vi) above, any Section 16 filings required to be made in connection with such transactions shall specifically include a footnote referencing the reason for making such filing.
Furthermore, during the Lock-Up Period the undersigned may sell Common Units purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Exhibit B-2

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Units except in compliance with the foregoing restrictions.
It is understood that, if the Partnership notifies the Representatives that it does not intend to proceed with the Public Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this lock-up agreement.

Very truly yours,

Signature:
Print Name:

Exhibit B-3